SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 26, 2002
(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 – 64th Avenue South, Kent, Washington 98032
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:
(253) 850-3500

ITEM 5.    Other Events

Flow International Corporation announced the Board of Directors has appointed Stephen R. Light as President and CEO of the company, effective January 3, 2003. Since 2000, Light has been President and CEO of Omniquip, a leading manufacturer of light construction equipment and North America’s largest producer of telescopic material handlers. Light has over 30 years domestic and international capital goods manufacturing experience including 10 years with Emerson Electric Company and 17 years with various divisions of General Electric Company. His product experience encompasses high tech medical imaging and electronic devices and complex engineered systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 27, 2002	FLOW INTERNATIONAL CORPORATION

		By:	/s/ JOHN S. LENESS
John S. Leness